EXHIBIT 99.1

MIDAMERICAN ENERGY HOLDINGS COMPANY
666 Grand Avenue
Des Moines, Iowa 50309

LETTER OF TRANSMITTAL

For 6.125% Senior Bonds due April 1, 2036

Exchange Agent:

The Bank Of New York Trust Company, N.A.

By Facsimile:

212-298-1915

Confirm by telephone:

212-815-5098

By Mail, Hand or Courier:
The Bank of New York Trust Company, N.A.
Corporate Trust Department
Reorganization Unit
101 Barclay Street
Floor 7 East
New York, New York 10286
Attn: Mr. Randolph Holder

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Prospectus dated                      , 2006 (the ‘‘Prospectus’’) of MidAmerican Energy Holdings Company, an Iowa corporation (the ‘‘Company’’), and this Letter of Transmittal for 6.125% Senior Bonds due April 1, 2036 which may be amended from time to time (this ‘‘Letter’’), which together constitute the Company’s offer (the ‘‘Exchange Offer’’) to exchange, for each $1,000 in principal amount of its outstanding 6.125% Senior Bonds due April 1, 2036 issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the ‘‘Initial 2006 Bonds’’), $1,000 in principal amount of 6.125% Senior Bonds due April 1, 2036 (the ‘‘Exchange 2006 Bonds’’).

The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

All holders of Initial 2006 Bonds who wish to tender their Initial 2006 Bonds must, on or prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address set forth above; and (2) tender his or her Initial 2006 Bonds or, if a tender of Initial 2006 Bonds is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the ‘‘Book-Entry Transfer Facility’’), confirm such book-entry transfer (a ‘‘Book-Entry Confirmation’’), in each case in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Initial 2006 Bonds whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Initial 2006 Bonds according to the guaranteed delivery procedures set forth under the caption ‘‘The Exchange Offer—How to Tender’’ in the Prospectus. (See Instruction 1).

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or Douglas L. Anderson, General Counsel of the Company, 302 South 36th Street, Suite 400, Omaha, Nebraska 68131 (telephone (402) 341-4500).

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING
THE INSTRUCTIONS TO THIS LETTER, CAREFULLY
BEFORE CHECKING ANY BOX BELOW

Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

List in Box 1 below the Initial 2006 Bonds of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Initial 2006 Bonds on a separate SIGNED schedule and affix that schedule to this Letter.

BOX 1
TO BE COMPLETED BY ALL TENDERING HOLDERS

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Certificate Number(s)(1)	Principal Amount of Initial 2006 Bonds	Principal Amount of Initial 2006 Bonds Tendered(2)

Totals:
(1)Need not be completed if Initial 2006 Bonds s are being tendered by book-entry transfer.
(2)Unless otherwise indicated, the entire principal amount of Initial 2006 Bonds represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Initial 2006 Bonds indicated above. Subject to, and effective upon, the acceptance for exchange of the Initial 2006 Bonds tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Initial 2006 Bonds tendered.

The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Initial 2006 Bonds, with full power of substitution, to: (a) deliver certificates for such Initial 2006 Bonds; (b) deliver Initial 2006 Bonds and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned’s agent, of the Exchange 2006 Bonds to which the undersigned is entitled upon the acceptance by the Company of the Initial 2006 Bonds tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Initial 2006 Bonds, all in accordance with the terms of the Exchange 2006 Bonds. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Initial 2006 Bonds tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the assignment and transfer of the Initial 2006 Bonds tendered.

The undersigned agrees that acceptance of any tendered Initial 2006 Bonds by the Company and the issuance of Exchange 2006 Bonds in exchange therefor shall constitute performance in full by the Company of its obligations under the registration rights agreement (as described in the Prospectus) and that, upon the issuance of the Exchange 2006 Bonds, the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances). By tendering Initial 2006 Bonds, the undersigned certifies that (i) any Exchange 2006 Bonds received by the undersigned will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, the undersigned had no arrangements or understanding with any person to participate in the distribution of the Initial 2006 Bonds or the Exchange 2006 Bonds within the meaning of the Securities Act of 1933, as amended (the ‘‘Securities Act’’), (iii) the undersigned is not an ‘‘affiliate,’’ as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange 2006 Bonds and (v) if the undersigned is a broker-dealer, that it will receive Exchange 2006 Bonds for its own account in exchange for Initial 2006 Bonds that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange 2006 Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an ‘‘underwriter’’ within the meaning of the Securities Act.

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:   ______________________________________________________________________

Address:   ____________________________________________________________________

The undersigned understands that the Company may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

Unless otherwise indicated under ‘‘Special Delivery Instructions’’ below, the Exchange Agent will deliver Exchange 2006 Bonds (and, if applicable, a certificate for any Initial 2006 Bonds not tendered but represented by a certificate also encompassing Initial 2006 Bonds which are tendered) to the undersigned at the address set forth in Box 1.

The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

CHECK HERE IF TENDERED INITIAL 2006 BONDS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:   ____________________________________________________

Account Number:   ______________________________________________________________

Transaction Code Number:   ______________________________________________________

CHECK HERE IF TENDERED INITIAL 2006 BONDS ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):   __________________________________________________

Date of Execution of Notice of Guaranteed Delivery:   ____________________________________

Window Ticket Number (if available):   ______________________________________________

Name of Institution which Guaranteed Delivery:   ______________________________________

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BOX 2

PLEASE SIGN HERE
WHETHER OR NOT INITIAL 2006 BONDS ARE BEING
PHYSICALLY TENDERED HEREBY

X
X
Signature(s) of Owner(s) or Authorized Signatory	(Date)

Area Code and Telephone Number:

This box must be signed by registered holder(s) of Initial 2006 Bonds as their name(s) appear(s) on certificate(s) for Initial 2006 Bonds, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s)

(Please Print)

Capacity

Address

(Include Zip Code)

Signature(s) Guaranteed by an Eligible Institution: (If required by Instruction 3)

(Authorized Signature)

(Title)

(Name of Firm)

BOX 3

PAYOR'S NAME: The Bank of New York Trust Company, N.A.

SUBSTITUTE FORM W-9 Request for Taxpayer Identification Number and Certification Department of the Treasury Internal Revenue Service	PAYEE INFORMATION (please print or type) Individual or business name:
Check appropriate box:
	Individual/Sole Proprietor	Corporation	Partnership
	Other __________________	Exempt from backup withholding
Address (number, street, and apt. or suite no.): ________________________________

City, state, and ZIP code: ______________________________________________
PART I: Taxpayer Identification Number (‘‘TIN’’)
Enter your TIN below. For individuals, your TIN is your social security number. Sole proprietors may enter either their social security number or their employer identification number. If you are a limited liability company that is disregarded as an entity separate from your owner, enter your owner's social security number or employer identification number, as applicable. For other entities, your TIN is your employer identification number.
Social security number:
− −
or
Employer identification number:
−
Applied For
PART II: Certification
Certification Instructions: You must cross out item 2 below if you have been notified by the Internal Revenue Service (the ‘‘IRS’’) that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item 2.
Under penalties of perjury, I certify that:
1.The number shown on this form is my correct TIN or a TIN has not been issued to me and either (a) I have mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide my TIN to the payor, a portion of all reportable payments made to me by the payor will be withheld until I provide my TIN to the payor and that, if I do not provide my TIN to the payor within 60 days of submitting this Substitute Form W-9, such retained amounts shall be remitted to the IRS as backup withholding.
2.I am not subject to backup withholding because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding.
3. I am a U.S. person (including a U.S. resident alien).
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

	Signature ________________________________		Date __________________

BOX 4
SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3 and 4)

To be completed ONLY if certificates for Initial 2006 Bonds in a principal amount not exchanged, or Exchange 2006 Bonds, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Initial 2006 Bonds delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver:

(check appropriate boxes)

Initial 2006 Bonds not tendered

Exchange 2006 Bonds, to:

Name ________________________________
(Please Print)

Address ______________________________

Please complete the Substitute Form W-9 at Box 3

Tax I.D. or Social
Security Number: ______________________

BOX 5
SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3 and 4)

To be completed ONLY if certificates for Initial 2006 Bonds in a principal amount not exchanged, or Exchange 2006 Bonds, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than that shown in Box 1.

Deliver:

(check appropriate boxes)

Initial 2006 Bonds not tendered

Exchange 2006 Bonds, to:

Name ________________________________
(Please Print)

Address ______________________________

INSTRUCTIONS

FORMING PART OF THE TERMS AND
CONDITIONS OF THE EXCHANGE OFFER

1.    Delivery of this Letter and Certificates.    Certificates for Initial 2006 Bonds or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the expiration of the exchange offer on the Expiration Date. The method of delivery of this Letter, certificates for Initial 2006 Bonds or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

Holders whose Initial 2006 Bonds are not immediately available or who cannot deliver their Initial 2006 Bonds or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Initial 2006 Bonds pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through an Eligible Institution (as defined in the Prospectus under the caption ‘‘The Exchange Offer—How to Tender’’); (ii) prior to the expiration of the Exchange Offer on the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile, mail or hand delivery) (x) setting forth the name and address of the holder, the description of the Initial 2006 Bonds and the principal amount of Initial 2006 Bonds tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, this Letter together with the certificates representing the Initial 2006 Bonds or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent; and (iii) the certificates for all tendered Initial 2006 Bonds or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption ‘‘The Exchange Offer—How to Tender.’’

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Initial 2006 Bonds will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company’s counsel, would be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Initial 2006 Bonds. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Initial 2006 Bonds.

Neither the Company, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2.    Partial Tenders; Withdrawals.    If less than the entire principal amount of any Initial 2006 Bonds evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Initial 2006 Bonds represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Initial 2006 Bonds not tendered will be sent to the holder, unless otherwise provided in Box 5, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Initial 2006 Bonds represented by a submitted certificate is tendered (or, in the case of Initial 2006 Bonds tendered by book-entry transfer, such non-exchanged Initial 2006 Bonds will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Initial 2006 Bonds, a notice of withdrawal must: (i) be received by the Exchange Agent before the Company notifies the Exchange Agent that it has accepted the tender of Initial 2006 Bonds pursuant to the Exchange Offer; (ii) specify the name of the person who tendered the Initial 2006 Bonds; (iii) contain a description of the Initial 2006 Bonds to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Initial 2006 Bonds and the principal amount of Initial 2006 Bonds represented by such certificates; and (iv) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee).

3.    Signatures on this Letter; Assignments; Guarantee of Signatures.    If this Letter is signed by the holder(s) of Initial 2006 Bonds tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Initial 2006 Bonds, without alteration, enlargement or any change whatsoever.

If any of the Initial 2006 Bonds tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Initial 2006 Bonds are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Initial 2006 Bonds are tendered; and/or (ii) untendered Initial 2006 Bonds, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Initial 2006 Bonds, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

Signatures on this Letter must be guaranteed by an Eligible Institution, unless Initial 2006 Bonds are tendered: (i) by a holder who has not completed the Box entitled ‘‘Special Issuance Instructions’’ or ‘‘Special Delivery Instructions’’ on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, ‘‘Eligible Institutions’’). If Initial 2006 Bonds are registered in the name of a person other than the signer of this Letter, the Initial 2006 Bonds surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4.    Special Issuance and Delivery Instructions.    Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the Exchange 2006 Bonds or certificates for Initial 2006 Bonds not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Initial 2006 Bonds by book-entry transfer may request that Initial 2006 Bonds not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5.    Tax Identification Number.    Each tendering holder that is a U.S. person (including a U.S. resident alien) must provide the Exchange Agent with a correct taxpayer identification number (‘‘TIN’’), which, in the case of a holder who is an individual, is his or her social security number, and with certain other information on Substitute Form W-9, which is provided in Box 3, and to certify that the holder (or other payee) is not subject to backup withholding. Failure to provide the information on the Substitute From W-9 may subject each tendering holder (or other payee) to a $[50] penalty imposed by the Internal Revenue Service and federal income tax backup withholding in an amount equal to [28]% of the reportable payment made pursuant to the Exchange Offer.

Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these back-up withholding and reporting requirements. To prevent possible erroneous back-up withholding, an exempt holder that is a U.S. person must check the appropriate box under ‘‘Payee Information,’’ enter its correct TIN in Part I of the Substitute Form W-9, and sign an date the form. See the Substitute Form W-9 in Box 3 for additional instructions. A nonresident alien or foreign entity must submit a completed IRS Form W-8BEN (or other applicable IRS form), signed under penalties of perjury attesting to its foreign status. Such form may be obtained from the Exchange Agent.

If you do not have a TIN, check the box ‘‘Applied For’’ in Part I of the Substitute Form W-9 and sign and date the form. If you do not provide your TIN to the payor within 60 days, back-up withholding will begin and continue until you furnish your TIN to the payor. Note: Checking the ‘‘Applied For’’ box in Part I of the Substitute Form W-9 indicated that you have already applied for a TIN or that you intend to apply for one in the near future.

If you have any questions concerning the Substitute Form W-9 or any information required therein, please contract the Exchange Agent, as payor.

6.    Transfer Taxes.    The Company will pay all transfer taxes, if any, applicable to the transfer of Initial 2006 Bonds to it or its order pursuant to the Exchange Offer. If, however, the Exchange 2006 Bonds or certificates for Initial 2006 Bonds not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Initial 2006 Bonds to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

7.    Waiver of Conditions.    The Company reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Initial 2006 Bonds tendered.

8.    Mutilated, Lost, Stolen or Destroyed Certificates.    Any holder whose certificates for Initial 2006 Bonds have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above, for further instructions.

9.    Requests for Assistance or Additional Copies.    Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

Important:    This Letter (together with certificates representing tendered Initial 2006 Bonds or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Expiration Date (as defined in the Prospectus).